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                                                                   EXHIBIT 10.20

                                 PROMISSORY NOTE

$130,000.00                                             Columbia, South Carolina
                                                                JANUARY 31, 2003

      FOR VALUE RECEIVED, the undersigned INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC. (hereinafter "Maker"), promises to pay to PINEBELT, LLC (hereinafter "Note Holder"), or order, at 1601 Shop Road, Ste. A, Columbia, South Carolina 29201 or at such other place as Note Holder hereof may designate in writing, the principal sum of ONE HUNDRED THIRTY THOUSAND AND 00/100 ($130,000.00) DOLLARS, together with simple interest on the unpaid principal balance at the rate of ten (10%) percent fixed per annum from the date hereof until the entire principal balance of this Note is paid in full. Monthly payments of principal and interest based on a ten (10) year amortization shall be made payable to Note Holder hereof, commencing on the 1st day of February, 2003, and on the first day of each month thereafter, except that the final payment of principal and interest, if not sooner paid, shall be due and payable on January 1, 2013.

      Maker shall have the right of prepayment in whole or in part at any time without penalty.

      If Note holder has not received the full amount of any monthly payment due hereunder by the end of the tenth (10th) calendar day after the date it is due, Maker shall be required to pay a late charge to Note Holder. The amount of the charge shall be five percent (5%) of the monthly payment. Maker will pay this charge promptly but only once on each late payment.

      In the event of non-payment as specified herein, Note Holder may, at its option and without notice to Maker, declare the entire then-outstanding principal balance and all accrued and unpaid interest on this Note immediately due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. In the event of default or non-payment of this Note, and if it is placed in the hands of an attorney for collection, Maker hereby agrees to pay all reasonable costs and expenses of collection, including, but not limited to, reasonable attorney's fees. Presentment, notice of dishonor, and protest are hereby waived.

      IN WITNESS WHEREOF, Maker has caused this Note to be executed on the date first above written.

      MAKER:                             INTEGRATED BUSINESS SYSTEMS AND
                                         SERVICES, INC.

                                         By: /s/ George E. Mendenhall
                                             -------------------------------
                                         Its: Chief Executive Officer